Exhibit (14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated March 19, 2010, on the financial statements of the Legg Mason Lifestyle Allocation 30%, a series of Legg Mason Partners Equity Trust, as of January 31, 2010, incorporated herein by reference, and reference to our firm under the headings “Financial Highlights of Legg Mason Lifestyle Allocation 30%” and “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

June 4, 2010